DNB Financial Corporation

For further information, please contact:
Gerald F. Sopp CFO/Executive Vice-President
484.359.3138	FOR IMMEDIATE RELEASE
gsopp@dnbfirst.com	(NasdaqCM: DNBF)
DNB FINANCIAL CORPORATION REPORTS THIRD QUARTER,
NINE MONTH 2014 RESULTS

DOWNINGTOWN, Pa., October 23, 2014 -- DNB Financial Corporation (DNBF), parent of DNB First, National Association, one of the first nationally-chartered community banks to serve the greater Philadelphia region, today reported financial results for the three and nine months ended September 30, 2014.

For the three months ended September 30, 2014, net income available to common shareholders was $1.20 million or $0.43 per diluted common share compared with $295,000 or $0.10 per diluted common share for the three months ended September 30, 2013.

For the nine months ended September 30, 2014, net income available to common shareholders was $3.25 million or $1.16 per diluted common share compared with $2.65 million or $0.95 per diluted common share for the nine months ended September 30, 2013.  Results in both 2013 periods include a $1.6 million provision for credit losses taken in the third quarter of 2013, following a $3.6 million write-down of three legacy non-performing commercial credits.

William S. Latoff, Chairman and CEO, commented: “A year ago, we took the final major steps to strengthen the Company’s balance sheet and return asset quality to acceptable levels. We anticipated that earnings, supported by investment in our business and expansion in attractive market segments, would lead to growth and increased shareholder value.

“ DNB’s performance and key metrics have shown consistent and steady improvement during the three quarters in 2014. Our multi-faceted model is generating excellent results and synergies across all lines of business, contributing to improving financial performance.

“Activity in our core commercial banking business has grown at a steady pace, supported by an expanded team of specialists and complementary capabilities such as cash management as well as  merchant and payroll services. Professional asset management, which appeals to retail and business clients alike, has generated increased assets under management and growing fee income. Our full-service retail banking operation, launched earlier this year, is opening doors to residential mortgage loans, lines of credit, wealth management, financial services and increased core deposits. We anticipate mortgage lending revenue to accelerate in future periods.”

Highlights:

•
Total stockholders' equity increased to $62.36 million at September 30, 2014, reflecting steady quarterly growth compared with $58.58 million at December 31, 2013.  Tangible book value per common share rose to $17.74 at September 30, 2014 compared with $16.19 at September 30, 2013.

•
Return on average assets (ROAA) was 0.72%, reflecting a consecutive quarterly increase in 2014, and return on average equity (ROAE) rose to 7.82% from 7.35% and 6.78% in the second and first quarter of 2014, respectively.

•	Total assets reached a Company record $695.42 million, up 5.13% compared with total assets of $661.47 million at December 31, 2013.
•
Fueled by steady growth in commercial lending and accelerating contributions from the Company’s retail banking initiatives, total loans and leases before the allowance for credit losses increased 8.2% to $449.41 million at September 30, 2014 from $415.35 million at December 31, 2013. Total loans and leases before allowance for credit losses rose 12.6% on a year-over-year comparison.

•
Net interest income before provision for credit losses for the nine months of 2014 was $15.83 million compared with $15.17 million for the nine months ended September 30, 2013, reflecting increased interest income from loan growth and lower interest expense resulting from disciplined rate management during a continued low-interest rate environment.

•
The Bank's core deposits (demand deposits, NOW, money market and savings accounts) rose 7.6% to $498.25 million at September 30, 2014 compared with $463.21 million at December 31, 2013, reflecting a focus on developing commercial and retail client relationships that incorporate attractive lower-cost deposits as part of a total relationship banking experience.

•
Wealth management’s total assets under care grew to $161.07 million at September 30, 2014, up 15.47% from a year ago. Increased assets under care contributed to an 8.45% growth in quarterly fee income from DNB Investment  Management and Trust services compared with the third quarter of 2013.

•
Tier 1 leverage ratio of 10.75%, tier 1 risk-based capital ratio of 14.84% and total risk-based capital ratio of 15.86% as of September 30, 2014 exceeded regulatory definitions for a well-capitalized institution and were consistent with the prior four quarters’ ratios.

Third Quarter, Nine Months of 2014 Income Statement Highlights

Net interest income after the provision for credit losses was $5.06 million for the three months ended September 30, 2014 compared with $3.43 million for the three months ended September 30, 2013. Results in the third quarter of 2013 include a $1.6 million provision for credit losses.  The Company’s $300,000 provision for credit losses in the third quarter of 2014 was consistent with the previous three quarters. Interest expense in the third quarter of 2014 declined 22% compared with the prior year’s third quarter.

For the nine months ended September 30, 2014, net interest income after the provision for credit losses was $14.90 million compared with $13.02 million for the same period in 2013. The decrease in the Company's loan loss provision to $930,000 in the nine months of 2014 compared with $2.16 million in the nine months of 2013 reflected improved asset quality.

The Company's net interest margin was 3.33% for the third quarter of 2014 compared with 3.21% for the third quarter of 2013. On a consecutive quarter basis, the Company’s net interest margin has remained stable throughout 2014, despite the continuing pressures of a low-interest rate environment. The Company mitigated some of this pressure through interest expense management, including increased levels of demand deposits,  opportunistic use of wholesale borrowings at attractive rates and the positive impact of carrying fewer non-performing assets.

Total non-interest income, including fees from wealth management, gains on the sale of investment securities, income from merchant services and debit and credit card use, was $1.13 million in the third quarter of 2014. Total non-interest income for the first nine months of 2014 was $3.46 million compared with $3.68 million for the same period in 2013.

Total non-interest expense was $13.90 million for the nine months ended September 30, 2014 compared with $13.11 million for the nine months ended September 30, 2013. The Company has made significant investments to support growth, including upgraded technology systems, key hires to drive revenue growth and renovation of key locations.

The Company’s efficiency ratio, reflecting expense control and the positive impact of growth and productivity, improved to 68.76% in the third quarter of 2014, down from 73.63% and 71.97% in the first and second quarters of 2014, respectively.

Balance Sheet, Asset Quality, and Capital Position Highlights

Total assets increased to $695.42 million at September 30, 2014 compared with $661.47 million at December 31, 2013. The Company grew earning assets, primarily loans and investment securities, while reducing premises and equipment 4.78% and trimming other real estate owned (OREO) holdings by 17.72% at September 30, 2014 compared with December 31, 2013.

Total deposits were $589.37 million at September 30, 2014, growing from $558.75 million at December 31, 2013, and $551.86 million at September 30, 2013. The Company continued to build lower-cost core deposits resulting in a decline in its cost of funds  to 34 basis points for the quarter ended September 30, 2014, significantly below the Company’s Mid Atlantic peer group.

Total net loans and leases after allowance for credit losses increased 8.2% to $444.52 million at September 30, 2014 compared with $410.73 million at December 31, 2013. Loan totals at September 30, 2014 included a 9.8% growth in commercial real estate lending, 36.1% growth in construction lending, 4.6% increase in residential mortgage loans and 10.3% growth in consumer lending compared with loan totals at December 31, 2013.

“The balanced growth we have seen across numerous lending sectors highlights our objective to grow and diversify DNB’s loan portfolio,” Latoff explained. “Our consultative approach to commercial banking has supported client retention and new business development efforts.  We have applied this same approach in retail banking through our skilled and proficient bankers delivering service in a highly productive manner – one reason we have been able to introduce a full retail banking program, while improving our efficiency ratio.”

Overall asset quality at September 30, 2014 reflected stability and quality as DNB has grown. At September 30, 2014, the ratio of total non-performing loans to total loans was 1.34%, the ratio of non-performing assets to total assets was 1.0%, and net charge-offs to average loans was 0.27%. Due to improved asset quality throughout 2014, the Company's allowance for credit loss to total loans ratio remained consistent at 1.09% at September 30, 2014.

As noted in the highlights, key measurements of shareholder value, including total stockholders' equity, total earning assets, book value per common share, ROAA and ROAE demonstrated three consecutive quarters of improvement through the nine months of 2014. The Company's key capital ratios exceeded accepted minimum regulatory standards for well-capitalized institutions.

Latoff concluded: “During the past several years, we have focused our full energy and attention on sustainable growth.  We made investments and expansion commitments we believe have positioned us to build the Company’s value as we move through the fourth quarter of 2014 and into 2015.”

DNB Financial Corporation is a bank holding company whose bank subsidiary, DNB First, National Association, is a community bank headquartered in Downingtown, Pennsylvania with 13 locations. DNB First, which was founded in 1860, provides a broad array of consumer and business banking products, and offers brokerage and insurance services through DNB Investments & Insurance, and investment management services through DNB Investment Management & Trust. DNB Financial Corporation's shares are traded on Nasdaq's Capital Market under the symbol: DNBF. We invite our customers and shareholders to visit our website at https://www.dnbfirst.com. DNB's Investor Relations site can be found at http://investors.dnbfirst.com/.

DNB Financial Corporation (the "Corporation"), may from time to time make written or oral "forward-looking statements," including statements contained in the Corporation's filings with the Securities and Exchange Commission including this press release and in its reports to stockholders and in other communications by the Corporation, which are made in good faith by the Corporation pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

These forward-looking statements include statements with respect to the Corporation's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Corporation's control). The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Corporation's financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Corporation conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the recent downgrade, and any future downgrades, in the credit rating of the U.S. Government and federal agencies; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services of the Corporation and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; the willingness of users to substitute competitors' products and services for the Corporation's products and services; the success of the Corporation in gaining regulatory approval of its products and services, when required; the impact of changes in laws and regulations applicable to financial institutions (including laws concerning taxes, banking, securities and insurance); technological changes; acquisitions; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, including the rules of participation for the Small Business Lending Fund (SBLF), a U.S. Treasury Department program; and the success of the Corporation at managing the risks involved in the foregoing.

The Corporation cautions that the foregoing list of important factors is not exclusive. Readers are also cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date of this press release, even if subsequently made available by the Corporation on its website or otherwise. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation to reflect events or circumstances occurring after the date of this press release.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as supplemented by our quarterly or other reports subsequently filed with the SEC.

FINANCIAL TABLES FOLLOW

DNB Financial Corporation
Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
EARNINGS:
Interest income	$5,905	$5,723	$17,584	$17,384
Interest expense	544	695	1,750	2,214
Net interest income	5,361	5,028	15,834	15,170
Provision for credit losses	300	1,600	930	2,155
Non-interest income	1,041	1,042	3,037	3,024
Gain on sale of investment securities	86	281	423	495
Gain on sale of SBA loans	0	0	0	162
Loss on sale / write-down of OREO and ORA	0	0	7	28
Non-interest expense	4,532	4,454	13,893	13,086
Income before income taxes	1,656	297	4,464	3,582
Income tax expense (benefit)	427	(36)	1,111	824
Net income	1,229	333	3,353	2,758
Preferred stock dividends and accretion of discount	33	38	103	111
Net income available to common stockholders	$1,196	$295	$3,250	$2,647
Net income per common share, diluted	$0.43	$0.10	$1.16	$0.95

Condensed Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands)

	September 30,	December 31,	September 30,
	2014	2013	2013
FINANCIAL POSITION:
Cash and cash equivalents	$23,891	$34,060	$19,221
Investment securities	198,086	186,958	202,369
Loans held for sale	0	0	0
Loans	449,407	415,354	399,239
Allowance for credit losses	(4,887)	(4,623)	(4,306)
Net loans	444,520	410,731	394,933
Premises and equipment, net	7,825	8,218	8,179
Other assets	21,098	21,506	25,107
Total assets	$695,420	$661,473	$649,809

Deposits	$589,366	$558,747	$551,858
FHLB advances	10,000	10,000	10,000
Repurchase agreements	19,330	19,854	14,642
Other borrowings	9,793	9,820	9,827
Other liabilities	4,568	4,469	5,735
Stockholders' equity	62,363	58,583	57,747
Total liabilities and stockholders' equity	$695,420	$661,473	$649,809

DNB Financial Corporation
Selected Financial Data (Unaudited)
(In thousands, except per share data)

	Quarterly
	2014	2014	2014	2013	2013
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Earnings and Per Share Data
Net income available to common stockholders	$1,196	$1,087	$967	$1,124	$295
Basic earnings per common share*	$0.43	$0.39	$0.35	$0.41	$0.11
Diluted earnings per common share	$0.43	$0.38	$0.35	$0.41	$0.10
Dividends per common share	$0.07	$0.07	$0.07	$0.07	$0.07
Book value per common share	$17.81	$17.62	$17.09	$16.55	$16.28
Tangible book value per common share	$17.74	$17.55	$17.01	$16.47	$16.19
Average common shares outstanding	2,769	2,763	2,758	2,754	2,750
Average diluted common shares outstanding	2,817	2,810	2,802	2,799	2,788

Performance Ratios
Return on average assets	0.72%	0.67%	0.62%	0.70%	0.20%
Return on average equity	7.82%	7.35%	6.78%	7.86%	2.28%
Return on average tangible equity	7.84%	7.38%	6.81%	7.89%	2.29%
Net interest margin	3.33%	3.36%	3.36%	3.31%	3.21%
Efficiency ratio	68.76%	71.97%	73.63%	70.15%	70.84%

Asset Quality Ratios
Net charge-offs to average loans	0.27%	0.11%	0.24%	0.06%	4.03%
Non-performing loans/Total loans	1.34%	1.18%	1.26%	1.38%	1.40%
Non-performing assets/Total assets	1.00%	0.89%	0.94%	1.03%	1.51%
Allowance for credit loss/Total loans	1.09%	1.11%	1.10%	1.11%	1.08%
Allowance for credit loss/Non-performing loans	81.01%	94.62%	87.59%	80.73%	77.04%

Capital Ratios
Total equity/Total assets	8.97%	9.00%	8.83%	8.86%	8.89%
Tangible equity/Tangible assets	8.95%	8.95%	8.78%	8.84%	8.87%
Tangible common equity/Tangible assets	7.08%	7.06%	6.88%	6.87%	6.87%
Tier 1 leverage ratio	10.75%	10.76%	10.72%	10.61%	10.39%
Tier 1 risk-based capital ratio	14.84%	14.88%	15.00%	15.35%	15.18%
Total risk-based capital ratio	15.86%	15.92%	16.04%	16.40%	16.16%

Wealth Management
Assets under care**	$161,068	$158,688	$152,570	$148,193	$139,494

*Basic earnings per common share for the three quarters does not equal YTD due to rounding.
**Wealth Management assets under care includes assets under management, administration, supervision and brokerage.

DNB Financial Corporation
Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	Sept 30,	June 30,	Mar 31,	Dec 31,	Sept 30,
	2014	2014	2014	2013	2013
EARNINGS:
Interest income	$5,905	$5,877	$5,802	$5,828	$5,723
Interest expense	544	581	625	674	695
Net interest income	5,361	5,296	5,177	5,154	5,028
Provision for credit losses	300	255	375	375	1,600
Non-interest income	1,041	1,012	984	999	1,043
Gain on sale of investment securities	86	102	235	115	281
Gain (loss) on sale of SBA loans	0	0	0	0	(1)
(Gain) loss on sale / write-down of OREO and ORA	0	1	6	(134)	0
Non-interest expense	4,532	4,673	4,688	4,470	4,454
Income before income taxes	1,656	1,481	1,327	1,557	297
Income tax expense (benefit)	427	361	323	396	(36)
Net income	1,229	1,120	1,004	1,161	333
Preferred stock dividends and accretion of discount	33	33	37	37	38
Net income available to common stockholders	$1,196	$1,087	$967	$1,124	$295
Net income per common share, diluted	$0.43	$0.38	$0.35	$0.41	$0.10

Condensed Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands)

	Sept 30,	June 30,	Mar 31,	Dec 31,	Sept 30,
	2014	2014	2014	2013	2013
FINANCIAL POSITION:
Cash and cash equivalents	$23,891	$28,428	$35,692	$34,060	$19,221
Investment securities	198,086	194,771	191,829	186,958	202,369
Loans and leases	449,407	439,022	430,171	415,354	399,239
Allowance for credit losses	(4,887)	(4,887)	(4,750)	(4,623)	(4,306)
Net loans and leases	444,520	434,135	425,421	410,731	394,933
Premises and equipment, net	7,825	7,973	8,120	8,218	8,179
Other assets	21,098	19,855	20,197	21,506	25,107
Total assets	$695,420	$685,162	$681,259	$661,473	$649,809

Demand Deposits	$116,758	$116,989	$110,866	$101,853	$95,606
NOW	173,168	174,044	177,300	170,427	169,334
Money marekts	143,771	133,479	127,961	130,835	134,416
Savings	64,550	63,844	62,349	60,090	59,620
Core Deposits	498,247	488,356	478,476	463,205	458,976
Time deposits	80,898	79,494	83,297	95,542	92,882
Brokered deposits	10,221	7,719	-	-	-
Total Deposits	589,366	575,569	561,773	558,747	551,858
FHLB advances	10,000	10,000	10,000	10,000	10,000
Repurchase agreements	19,330	23,939	35,555	19,854	14,642
Other borrowings	9,793	9,802	9,811	9,820	9,827
Other liabilities	4,568	4,155	3,999	4,469	5,735
Stockholders' equity	62,363	61,697	60,121	58,583	57,747
Total liabilities and stockholders' equity	$695,420	$685,162	$681,259	$661,473	$649,809